Contacts:
Investor Relations	Media Relations	Media Relations
Dave Spille	Jenny Song	Sarah Welz
webMethods, Inc.	webMethods, Inc.	webMethods, Inc.
(703) 460-5972	(703) 251-6457	(703) 251-3207
DSpille@webMethods.com	JSong@webMethods.com	SWelz@webMethods.com

WEBMETHODS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS;
ACHIEVES POSITIVE OPERATING AND NET INCOME ON A PRO FORMA BASIS

Third Consecutive Quarter of Growth in License and Total Revenue,
Driven by Increased Adoption of Core Integration Platform and New Products

FAIRFAX, Va. – April 27, 2004 – webMethods, Inc. (Nasdaq: WEBM), the industry’s first Web services infrastructure company, today announced financial results for its fiscal fourth quarter and year ended March 31, 2004.

Total revenue for the fiscal fourth quarter ended March 31, 2004 was $55.8 million, compared to $50.1 million in the prior quarter and $49.1 million in the prior year period. License revenue for the March 2004 quarter was $28.4 million, compared to $25.0 million in the prior quarter and $28.0 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net loss for the March 2004 quarter was $5.6 million, or a loss of $0.11 per share, compared to a net loss of $11.1 million, or a loss of $0.21 per share, in the prior quarter and net income of $157,000, or $0.00 per share, in the prior year period. On a pro forma basis, the company reported net income of $577,000, or $0.01 per share, in the March 2004 quarter, compared to a pro forma net loss of $4.2 million, or a loss of $0.08 per share, in the prior quarter, and pro forma net income of $673,000, or $0.01 per share, in the prior year period. As explained below in “Non-GAAP Financial Measures,” pro forma results exclude amortization of deferred-stock compensation and warrant charge and restructuring and related charges and may, for specific quarters, exclude in-process research and development charges, amortization of intangible assets, and a charge for settlement of an intellectual property matter; they include a pro forma income tax provision in the March 2004 and prior-year period. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.

For the fiscal year ended March 31, 2004, total revenue was $194.5 million, compared to $196.8 million in the prior fiscal year. License revenue for fiscal year 2004 was $97.3 million, compared to $117.1 million in the prior fiscal year. On a GAAP basis, the company’s net loss for fiscal year 2004 was $27.9 million, or a loss of $0.54 per share, compared to a net loss of $8.6 million, or a loss of $0.17 per share, in the prior fiscal year. The pro forma net loss for fiscal year 2004 was $13.4 million, or a loss of $0.26 per share, compared to a pro forma net loss of $2.5 million, or a loss of $0.05 per share, in the prior fiscal year. As explained below in “Non-GAAP Financial Measures,” pro forma results exclude amortization of deferred-stock compensation and warrant charge and restructuring and related charges and include a pro forma income tax provision; pro forma results for fiscal year 2004 also exclude in-process research and development charges, amortization of intangible assets and a charge for settlement of an intellectual property matter; pro forma results for fiscal year 2003 also exclude equity investment impairment charges. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.

“We are pleased to have delivered a third consecutive quarter of growth in license and total revenue, while significantly improving the company’s operating margins,” said Phillip Merrick, chairman and CEO of webMethods, Inc. “This momentum is a result of growing demand for our core integration platform and a substantial increase in opportunities for our new products. We are optimistic as we enter our new financial year given the somewhat improved picture for IT spending.”

Additional March 2004 Quarterly Financial Highlights

•	Total gross margin excluding amortization of intangible assets increased $3.7 million from the prior quarter to $39.6 million.

•	No single customer represented 10% or more of total or license revenue in the March 2004 quarter.

•	Cash and marketable securities decreased to $155.9 million from $158.6 million in the prior quarter.

•	Days Sales Outstanding (DSOs) increased seven days from the prior quarter to 76 days.

•	Total deferred revenue decreased by $354,000 from the prior quarter to $39.6 million.

•	International revenue accounted for 39% of total revenue in the March 2004 quarter, compared to 42% in the prior quarter.

Financial Outlook: Based on currently available information and seasonal factors in the June quarter that have historically affected its business, webMethods anticipates that total revenue in the quarter ending June 30, 2004 will be in the range of $51 million to $56 million and that the pro forma earnings per share for the June 2004 quarter will be in the range of a loss of $0.07 to $0.00 per share (break-even). The pro forma net loss for the June 2004 quarter is expected to exclude amortization of deferred-stock compensation and warrant charge and amortization of intangible assets totaling approximately $1.3 million.

Technology Highlights: In fiscal year 2004, webMethods delivered a comprehensive set of products that allow companies to integrate their business systems, optimize their operations, and build an Enterprise Service-Oriented Architecture infrastructure that results in lower total cost of ownership and faster time to value. webMethods shipped an enhanced version of its flagship product, webMethods 6.1, with simplified development and configuration, and expanded support for Web services standards, including the ability to orchestrate Web service-based business processes.

Within the first full quarter of availability, customers enthusiastically responded to webMethods Fabric™, webMethods Optimize™, webMethods Portal™ and webMethods Glue®. These products complement the webMethods Integration Platform and enable customers to derive greater value from their business integration initiatives and achieve competitive differentiators by automating mission-critical business processes.

Global Customer Wins Across Key Verticals: webMethods successfully won new and additional business in its fiscal fourth quarter across key industry verticals and executed well to increase strategic customer wins in North America. The company experienced growing momentum in vertical industries, with particular strength in financial services, government and manufacturing. The following global customers represent significant new and follow-on business that closed during the quarter: ACCO Brands, ACNielsen, Acushnet Company, AMS, Banknorth, BMC Software, Canadian National Railway, Idemitsu Kosan, Kronos, Lincoln Electric, Lockheed Martin, Maxtor, Manhattan Associates, Meridian Energy, National City, Northeast Utilities, Ohio Bureau of Worker’s Compensation, PT Telekomunikasi Indonesia, PT Indonesian Satellite, Robert Bosch, Societe Generale, Southern Maryland Electric Cooperative, Space and Naval Warfare Systems Center San Diego, Superpartners, Taleo Corporation, U.S. Department of Defense and agencies within the U.S. Intelligence Community.

Record Number of Customer Projects Move Into Production: In its fiscal fourth quarter, webMethods increased the number of customer production events with more than 150 new integration projects, bringing the total recorded production events for the full fiscal year to 500. Global customers that moved projects into production in the March 2004 quarter include: 3M Deutschland, American Electric Power, Applera, BJ Services, Cable & Wireless, Deutsch Boerse, Florida Crystals, ForestExpress, Frantschach Industrial Packaging, Freddie Mac, Hitachi, KeyCorp, National City, NEC, N.E.W. Customer Service Companies, Progistix-Solutions, Robert Bosch, SICK AG, Shanghai General Motors, Shell Canada, SPOERLE Electronic, Stora Enso, Spartan Stores, Schneider Electric, Suncor Energy, Welch’s and Wells Fargo.

webMethods Partners for Success: webMethods continued to advance partnerships with leading software vendors and systems integrator partners. In fiscal year 2004, PeopleSoft expanded its relationship with webMethods as its OEM partner for integration with EnterpriseOne, and implemented a joint sales model for customers globally. These embedded solutions enable customers to reduce the cost, effort and time for implementing integration initiatives across the enterprise. As part of the effort to expand support for customers in Asia Pacific, webMethods and HP established an integration competency center in Hong Kong to offer resources and expertise that enable customers to develop and test applications before deploying them in production environments. Additionally, global systems integrator partners, such as Accenture, AMS, BearingPoint, Deloitte, EDS and TCS, contributed to webMethods’ revenues through direct influence in key vertical wins throughout the fiscal year. In the fiscal fourth quarter, webMethods collaborated with EPC Solutions International to introduce RFID to the Chinese market, and continued to work closely on joint RFID projects with Manhattan Associates.

Conference Call Information:

webMethods will host a conference call to discuss the company’s fiscal fourth quarter and year-end financial results and future guidance at 5:00 p.m. Eastern Time today. The conference call will be available via webcast at http://www.webmethods.com/investors. A replay of the conference call will be available through midnight on May 4, 2004 at

http://www.webmethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 564371.

Non-GAAP Financial Measures: This press release contains pro forma operating results that are not in accordance with GAAP because they exclude certain non-cash or non-recurring items and include a provision for income taxes in certain quarters. Pro forma results for the March 2004 and December 2003 quarters exclude amortization of deferred-stock compensation and warrant charges, amortization of intangible asset charges, and restructuring and related charges; pro forma results for the March 2004 quarter also exclude a charge for settlement of an intellectual property matter and include a provision for income taxes based on a 35% combined tax rate; pro forma results for the December 2003 quarter also exclude in-process research and development charges. Pro forma results for the March 2003 quarter exclude amortization of deferred-stock compensation and warrant charges and a restructuring credit, but include a provision for income taxes based on a 35% combined tax rate. Fiscal year 2003 and 2004 pro forma results exclude charges for amortization of deferred stock compensation and warrant charges and restructuring and related charges, but include a provision for income taxes based on a 35% combined tax rate; fiscal year 2003 pro forma results also exclude equity investment impairment charges; fiscal year 2004 pro forma results also exclude amortization of intangible asset charges, in-process research and development charges and a charge for settlement of an intellectual property matter. The financial information attached to this press release reconciles the pro forma operating results given above to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.

Those pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical operating results and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported and to financial models and expectations of securities analysts.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) is the industry’s first Web services infrastructure company. webMethods’ innovative integration, Web services, portal and analytic solutions enable more than 1,050 enterprise customers worldwide to run, measure and optimize their business. Recognized in 2003 as the fastest growing software company in North America by Deloitte, webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

# # #

webMethods and webMethods Glue are registered trademarks, and Global Business Visibility, webMethods Fabric, webMethods Optimize and webMethods Portal are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, net earnings or loss and pro forma earnings or loss per share) and financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or parts of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the US and abroad on the company’s customers and prospects and their IT spending budgets and priorities; difficulties in integrating acquired businesses, executing on plans for future growth or new sales or marketing initiatives, and providing requested technical and support services capabilities for all products; variations in the size and timing of customer orders and demand for software offered by webMethods; ability to maintain or increase market acceptance and market share; impact of competitive and pricing pressures; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; ability to manage expenses in response to changing market conditions; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2003, and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended December 31, 2003, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Pro Forma Condensed Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	March 31, 2004			March 31, 2003
	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted
Revenues
License	$28,418	$—	$28,418	$27,982	$—	$27,982
Professional services	13,262	—	13,262	8,641	—	8,641
Maintenance	14,133	—	14,133	12,478	—	12,478

Total revenues	55,813	—	55,813	49,101	—	49,101

Cost of revenues
Amortization of intangibles	600	(600)	—	—	—	—
License	588	—	588	512	—	512
Professional services and maintenance	15,656	—	15,656	10,627	(34)	10,593

Total cost of revenues	16,844	(600)	16,244	11,139	(34)	11,105

Gross profit	38,969	600	39,569	37,962	34	37,996

Operating expenses
Sales and marketing	23,454	(663)	22,791	22,659	(912)	21,747
Research and development	11,542	—	11,542	11,294	(12)	11,282
General and administrative	4,593	—	4,593	4,783	(3)	4,780
Restructuring and related costs	2,605	(2,605)	—	(82)	82	—
Settlement of intellectual property matter	2,250	(2,250)	—

Total operating expenses	44,444	(5,518)	38,926	38,654	(845)	37,809

Operating (loss) income	(5,475)	6,118	643	(692)	879	187

Interest income and other, net	245	—	245	849	—	849

Net (loss) income before taxes	(5,230)	6,118	888	157	879	1,036

Provision for income taxes (1)	323	(12)	311	—	363	363

Net (loss) income	$(5,553)	$6,130	$577	$157	$516	$673

Net income per share
Basic			$0.01			$0.01
Fully Diluted			$0.01			$0.01
Shares used in computing per share amount
Basic			52,604,713			51,672,307
Fully Diluted			53,480,970			52,744,194

* Excludes stock based compensation and warrant charge, amortization of intangibles, intellectual property matter and restructuring and related costs and includes projected pro forma tax expense

	Year Ended			Year Ended
	March 31, 2004			March 31, 2003
	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted
Revenue
License	$97,282	$—	$97,282	$117,066	$—	$117,066
Professional services	43,923	—	43,923	33,378	—	33,378
Maintenance	53,320	—	53,320	46,310	—	46,310

Total revenue	194,525	—	194,525	196,754	—	196,754

Cost of revenue
Amortization of intangibles	1,199	(1,199)	—	—	—	—
License	2,211	—	2,211	1,937	—	1,937
Professional services and maintenance	53,388	(56)	53,332	42,188	(251)	41,937

Total cost of revenue	56,798	(1,255)	55,543	44,125	(251)	43,874

Gross profit	137,727	1,255	138,982	152,629	251	152,880

Operating expenses
Sales and marketing	94,094	(2,769)	91,325	96,719	(3,761)	92,958
Research and development	45,060	(15)	45,045	47,538	(97)	47,441
General and administrative	17,880	(7)	17,873	17,878	(47)	17,831
Restructuring and related costs	3,920	(3,920)	—	2,155	(2,155)	—
In-process research and development	4,284	(4,284)	—	—	—	—
Settlement of intellectual property matter	2,250	(2,250)	—	—	—	—

Total operating expenses	167,488	(13,245)	154,243	164,290	(6,060)	158,230

Operating loss	(29,761)	14,500	(15,261)	(11,661)	6,311	(5,350)

Interest income and other, net	2,173	—	2,173	4,076	—	4,076
Impairment of equity investments in private companies	—	—	—	(1,000)	1,000	—

Net loss before taxes	(27,588)	14,500	(13,088)	(8,585)	7,311	(1,274)

Provision for income taxes (1)	323	(12)	311	—	1,233	1,233

Net loss	$(27,911)	$14,512	$(13,399)	$(8,585)	$6,078	$(2,507)

Net loss per share
Basic			$(0.26)			$(0.05)
Fully Diluted			$(0.26)			$(0.05)
Shares used in computing per share amount
Basic			52,136,919			51,281,729
Fully Diluted			52,136,919			51,281,729

* Excludes stock based compensation and warrant charge, impairment of equity investments in private companies, amortization of intangibles, in-process research and development, intellectual property matter and restructuring and related costs and includes projected pro forma tax expense.

1) The projected pro forma effective tax rate for the three months and year ended March 31, 2004 and 2003 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

webMethods, Inc. Condensed Consolidated Income Statements
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2004	2003	2004	2003
Revenue
License	$28,418	$27,982	$97,282	$117,066
Professional services	13,262	8,641	43,923	33,378
Maintenance	14,133	12,478	53,320	46,310

Total revenue	55,813	49,101	194,525	196,754

Cost of revenue
Amortization of intangibles	600	—	1,199	—
License	588	512	2,211	1,937
Professional services and maintenance:
Stock based compensation	—	34	56	251
Other professional services and maintenance costs	15,656	10,593	53,332	41,937

Total cost of revenue	16,844	11,139	56,798	44,125

Gross profit	38,969	37,962	137,727	152,629

Operating expenses
Sales and marketing:
Stock based compensation and warrant charge	663	912	2,769	3,761
Other sales and marketing costs	22,791	21,747	91,325	92,958
Research and development:
Stock based compensation	—	12	15	97
Other research and development costs	11,542	11,282	45,045	47,441
General and administrative:
Stock based compensation	—	3	7	47
Other general and administrative	4,593	4,780	17,873	17,831
Restructuring and related costs	2,605	(82)	3,920	2,155
In-process research and development	—	—	4,284	—
Settlement of intellectual property matter	2,250	—	2,250	—

Total operating expenses	44,444	38,654	167,488	164,290

Operating loss	(5,475)	(692)	(29,761)	(11,661)

Interest income and other, net	245	849	2,173	4,076
Impairment of equity investments in private companies	—	—	—	(1,000)

Net (loss) income before taxes	$(5,230)	$157	$(27,588)	$(8,585)

Provision for income taxes	323	—	323	—

Net (loss) income	$(5,553)	$157	$(27,911)	$(8,585)

Basic and fully diluted net (loss) income per share	$(0.11)	$0.00	$(0.54)	$(0.17)
Shares used in computing per share amount
Basic	52,604,713	51,672,307	52,136,919	51,281,729
Fully Diluted	52,604,713	52,744,194	52,136,919	51,281,729

Pro forma net income (loss) per share excluding certain expenses (a)
Net income (loss) excluding expenses (a)	577	673	(13,399)	(2,507)
Net income (loss) per share (a)
Basic	$0.01	$0.01	$(0.26)	$(0.05)
Fully Diluted	$0.01	$0.01	$(0.26)	$(0.05)
Shares used in computing per share amount
Basic	52,604,713	51,672,307	52,136,919	51,281,729
Fully Diluted	53,480,970	52,744,194	52,136,919	51,281,729

(a) Excludes stock based compensation and warrant charge and impairment of equity investments in private companies, amortization of intangibles, in process research and development, restructuring and related charges, intellectual property matter and includes projected pro forma income tax expense.

webMethods, Inc. Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	March 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$75,462	$79,702
Marketable securities available for sale	44,328	97,079
Accounts receivable, net	47,050	43,691
Prepaid expenses and other current assets	6,398	7,562

Total current assets	173,238	228,034
Marketable securities available for sale	36,157	24,845
Property and equipment, net	8,106	12,068
Other assets	9,130	9,651
Goodwill	46,704	29,838
Intangibles assets, net	10,787	—

Total assets	$284,122	$304,436

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,055	$9,768
Accrued expenses	17,084	14,802
Accrued salaries and commissions	11,560	11,648
Deferred revenue	36,785	39,649
Current portion of capital lease obligations	909	2,743

Total current liabilities	77,393	78,610
Capital lease obligations, net of current portion	373	567
Other long term liabilities	1,000	—
Long term deferred revenue	2,802	6,700

Total liabilities	81,568	85,877

Total stockholders’ equity	202,554	218,559

Total liabilities and stockholders’ equity	$284,122	$304,436

webMethods, Inc. Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(27,911)	$(8,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,428	10,044
Provision for allowance for doubtful accounts	19	384
Amortization of deferred stock compensation and warrant charge	2,846	4,156
Write off of in-process research and development	4,284	—
Amortization of intangibles	1,199	—
Impairment of equity investment in private company	—	1,000
Conversion of interest income to equity in private company investments	(257)	—
Non cash restructuring and related costs	473	—
Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	(1,016)	4,477
Prepaid expenses and other current assets	1,448	181
Other assets	91	551
Accounts payable	538	(6,065)
Accrued expenses	1,752	(1,698)
Accrued salaries and commissions	(649)	(4,689)
Deferred revenue	(8,932)	(12,562)

Net cash used in operating activities	(17,687)	(12,806)

Cash flows from investing activities:
Acquisition of businesses and technology, net of cash acquired	(32,384)	—
Purchases of property and equipment	(2,744)	(2,967)
Net sales (purchases) of marketable securities available for sale	41,274	(8,717)
Proceeds from the sale of investment in private company	1,000	—

Net cash provided by (used) in investing activities	7,146	(11,684)

Cash flows from financing activities:
Borrowings under leasing agreements	—	2,500
Payments on capital leases	(3,255)	(4,932)
Proceeds from exercise of stock options and stock issued under the ESPP	5,520	5,578
OEM fees applied to deferred warrant charge	1,000	1,250

Net cash provided by financing activities	3,265	4,396

Effect of the exchange rate on cash	3,036	1,299

Net decrease in cash and cash equivalents	(4,240)	(18,795)
Cash and cash equivalents at beginning of period	79,702	98,497

Cash and cash equivalents at end of period	$75,462	$79,702